UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2011

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49850 (Commission File Number)	95-4388794 (IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California (Address of principal executive offices)		90245 (Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07. Submission of Matters to a Vote of Security Holders
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2

Item 5.02	Departure of Directors or Certain Officers; election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment and Restatement of 2007 Plan
     On June 14, 2011, the stockholders of Big 5 Sporting Goods Corporation (the “Company”) approved an amendment and restatement of the Company’s 2007 Equity and Performance Incentive Plan (as so amended and restated, the “Amended 2007 Plan”). Generally, the amendment and restatement made the following revisions to the original 2007 Equity and Performance Incentive Plan that had been adopted as of April 24, 2007 (the “Original 2007 Plan”):
•	the maximum number of shares of the Company’s common stock that may be issued or subject to awards under the Amended 2007 Plan was increased by 1,250,000 from the number authorized by the Original 2007 Plan;
•	the term of the Amended 2007 Plan was extended through April 26, 2021 (i.e., by approximately four years from the scheduled expiration of the Original 2007 Plan);
•	the continuation of the terms of Article X of the Amended 2007 Plan was approved for purposes of Section 162(m) of the Internal Revenue Code; and
•	certain technical updates and enhancements were implemented, including an exception to certain vesting requirements for up to 10% of the shares authorized under the Amended 2007 Plan.
     The Amended 2007 Plan had previously been approved by the Company’s Board of Directors, subject to stockholder approval. The principal features of the Amended 2007 Plan are summarized below. This summary, however, is not intended to be a complete discussion of all of the terms of the Amended 2007 Plan. A copy of the Amended 2007 Plan is attached as Exhibit 10.1 to this report.
     Shares Subject to the Amended 2007 Plan
     Up to an aggregate of 3,649,250 shares of common stock of the Company are authorized for issuance under the Amended 2007 Plan, plus the number of shares which were subject to awards granted under the Company’s previously existing stock option plans (the “Prior Plans”) as of April 24, 2007, and which awards are or were forfeited, expired or cancelled without the issuance of shares after the April 24, 2007 effective date of the Original 2007 Plan. This represents an increase of 1,250,000 shares from the amount authorized under the Original 2007 Plan. The maximum aggregate number of shares issuable under the Amended 2007 Plan which may be subject to ISOs (as defined below) is 2,399,250 shares, regardless of any such transfer of shares from the Prior Plans to the Amended 2007 Plan.

     Any shares that are subject to awards of options or stock appreciation rights shall be counted against this limit as one share for every one share granted. Any shares that are subject to awards other than options or stock appreciation rights (including shares delivered on the settlement of dividend equivalents) shall be counted against this limit as 2.5 shares for every one share granted. The aggregate number of shares available under the Amended 2007 Plan and the number of shares subject to outstanding options will be increased or decreased to reflect any changes in the outstanding common stock of the Company by reason of any recapitalization, spin-off, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction.
     If any shares subject to an award under the Amended 2007 Plan or to an award under the Prior Plans are forfeited, expire or are cancelled without issuance of such shares, the shares shall again be available for awards under the Amended 2007 Plan. Any shares that again become available for grant shall be added back as one share if such shares were subject to options or stock appreciation rights granted under the Amended 2007 Plan or options or stock appreciation rights granted under the Prior Plans and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights granted under the Amended 2007 Plan. Shares which are received or withheld by the Company to satisfy tax liabilities arising from the grant or exercise of an option or award, or as a result of the use of shares to pay the option price, shall not again be available to awards under the Amended 2007 Plan.
     Eligibility and Participation
     All employees (including officers), directors, and consultants of the Company or any subsidiary are eligible for selection to receive awards under the Amended 2007 Plan, subject to the following restrictions: (1) no ISO may be granted to any person who, at the time of grant, is not an employee of the Company or any subsidiary, and (2) no participant may be granted options or stock appreciation rights during any fiscal year of the Company with respect to more than 500,000 shares, (3) no participant may be granted restricted stock, performance awards and/or other stock unit awards that are denominated in shares in any fiscal year of the Company with respect to more than 250,000 shares, and (4) the maximum dollar value payable to any participant in any fiscal year of the Company with respect to performance awards and/or other stock unit awards that are valued with reference to cash or property other than shares is $2,000,000. The share limitations set forth above are subject to adjustment in the event of a reorganization, spin-off, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction during any fiscal year of the Company or portion thereof. If an option or stock appreciation right expires or terminates for any reason without having been exercised in full, or if any award is cancelled, the unpurchased shares subject to that expired or terminated option or stock appreciation right or cancelled award continue to be counted against the maximum number of shares for which options or stock appreciation rights or other awards may be granted to a participant during a fiscal year of the Company. Subject to such limitations, an individual who has been granted an option or stock appreciation right or other award may, if such individual is otherwise eligible, be granted additional options or stock appreciation rights or other awards as the Committee may determine.
     Administration of the Amended 2007 Plan
     The Amended 2007 Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), consisting of two or more directors of the Company who are (a) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, and (b) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and (c) “independent directors” under Nasdaq or other applicable stock exchange rules; except that, so long as the Committee contains at least two such directors that meet the above requirements, the Committee may also include one additional director who does not meet those criteria if he or she abstains or recuses himself or herself in connection with voting on grants and awards to all Covered Employees (as defined in the Amended 2007 Plan) and to all officers of the Company who are subject to Section 16 of the Exchange Act. The Committee has extremely broad discretion and power in interpreting and operating the Amended 2007 Plan and in determining the employees, directors and consultants who shall be participants, and the terms of individual options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, and dividend equivalents. To the extent permitted by applicable law, the Committee may delegate to one or more directors or officers the authority to grant awards to employees or officers who are not directors, “covered employees” whose compensation is subject to the limits of Section 162(m) of the Internal Revenue Code, or officers subject to the short-swing rules of Section 16 of the Exchange Act. For a description of the limitation on deductibility under Section 162(m) of the Internal Revenue Code for compensation paid to certain executive officers, see “—Federal Income Tax Matters—$1,000,000 Limit on Deductible Compensation.”
     Types of Awards
     Awards under the Amended 2007 Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, or dividend equivalents. The nature of each of such type of award is discussed below. Each award will be made by an award agreement whose form and content shall be determined by the Committee in its discretion, consistent with the provisions of the Amended 2007 Plan. The terms of award agreements for a particular type of award need not be uniform.
     Type of Options
     Two types of options may be granted under the Amended 2007 Plan: options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code, and options not so qualified for favorable federal income tax treatment (“NSOs”). To date, all options issued under the Original 2007 Plan have been non-qualified options.

     Stock Appreciation Rights
     The Committee, in its discretion, may also issue stock appreciation rights to employees, consultants and directors of the Company. A stock appreciation right is a right to receive a payment based on the increase in the fair market value of a share after the date of grant. The Committee may determine, in its discretion, that a stock appreciation right will be paid out in cash or in shares on its exercise. The number of shares that may be issued on the exercise of a stock appreciation right shall be determined by dividing: (a) the total number of shares as to which the stock appreciation right is exercised, multiplied by the amount by which the fair market value of one share on the exercise date exceeds the fair market value of one share on the date of grant of the stock appreciation right, by (b) the fair market value of one share on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing shares on the exercise of a stock appreciation right, the Committee may in its sole discretion elect to pay the cash value of such shares. The Committee will not, however, take any action regarding a stock appreciation right, or otherwise under the Amended 2007 Plan, that could subject a participant to a penalty tax under Section 409A of the Internal Revenue Code.
     Restricted Stock
     The Committee, in its discretion, may also grant awards of restricted stock to participants. Restricted stock shall be shares granted or sold to a participant that are subject to vesting restrictions based on continued employment or attainment of performance goals. Subject to the 10% exception described below, restricted stock that is not intended to be “performance based” compensation will not fully vest over a period of less than three years to the extent such vesting occurs solely as a result of the continuous status as an employee, director or consultant (i.e., excluding accelerated vesting in circumstances such as a change of control, retirement, death or disability).
     Other Stock Unit Awards
     The Committee, in its discretion, may grant other stock unit awards, which are awards valued in whole or part by reference to, or otherwise based on, shares. Other stock unit awards shall be subject to such conditions and restrictions as may be determined by the Committee, and may be payable in the form of cash or shares. Subject to the 10% exception described below, other stock unit awards that are not intended to be “performance based” compensation will not fully vest over a period of less than three years to the extent such vesting occurs solely as a result of the continuous status as an employee, director or consultant (i.e., excluding accelerated vesting in circumstances such as a change of control, retirement, death or disability).
     Performance Awards and Code Section 162(m) Provisions
     The Committee, in its discretion, may issue performance awards to participants, the payment of which will be determined by the achievement of performance goals over a performance period. Upon the grant of a performance award, the Committee shall determine the relevant performance goals and the performance period.
     The performance goals shall be based on the attainment of specified levels, or growth, of one or any combination of the following factors, or an objective formula determined at the time of the award that is based on modified or unmodified calculations of one or any combination of the following factors: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); an adjusted formula of EBITDA determined by the Committee; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Unless the Committee determines otherwise when it sets the performance goals for an award, objective adjustments shall be made to any of the foregoing measures for items that will not properly reflect the Company’s financial performance for these purposes, such as the write-off of debt issuance costs, pre-opening and development costs, gain or loss from asset dispositions, asset or other impairment charges, litigation settlement costs, and other non-routine items that may occur during the performance period. Also, unless the Committee determines otherwise in setting the performance goals for an award, such performance goals shall be applied by excluding the impact of (a) restructurings, discontinued operations, and charges for extraordinary items, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required or recommended by generally accepted accounting principles.
     Subject to the 10% exception described below, the performance period shall be determined by the Committee, but shall not be shorter than one year nor longer than five years.
     Performance awards will generally be paid only after the end of the relevant performance period, and may be paid in cash, shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment.
     The Compensation Committee may determine, in its discretion, that performance awards granted to executive officers of the Company whose compensation is subject to the deductibility limit of Section 162(m) of the Internal Revenue Code will qualify as “performance based” compensation. The Compensation Committee may likewise determine that the vesting of restricted stock, and the vesting or payment of any other stock unit award, granted to such an executive officer will be subject to the achievement of the objective performance goals over a performance period, and thus satisfy the requirements to be “performance based” compensation.
     In the case of any performance award, restricted stock, or other stock unit award that is intended to constitute “performance based” compensation, the performance goals and other terms and conditions of the award will be set by the Committee within the time prescribed by Section 162(m) and the regulations thereunder. If the performance period is 12 months or longer, such performance goals must be set by the Committee within the first 90 days of the performance period.
     The Committee may adjust downward, but not upward, the amount payable to any executive officer of the Company under any award that is intended to constitute “performance based” compensation. The Committee may not waive the achievement of the applicable performance goals, except in the case of death or disability of the participant, or the occurrence of a change in control of the Company.
     Before the vesting, payment, settlement or lapsing of any restrictions with respect to any award that is intended to constitute “performance based” compensation, the Committee shall certify in writing that the applicable performance criteria have been achieved to the extent necessary for such award to qualify as “performance based” compensation within the meaning of Section 162(m) of the Internal Revenue Code.
     The Committee shall have the power to impose such other restrictions on awards intended to constitute “performance based” compensation as it may deem necessary or appropriate to ensure that such awards satisfy all requirements to constitute “performance based” compensation within the meaning of Section 162(m), or which are not inconsistent with such requirements.
     Unless affirmative votes representing a majority of the votes cast under applicable law or rules approve the continuation of the “performance based” compensation provisions of the Amended 2007 Plan at the first duly constituted meeting of the stockholders of the Company that occurs in the fifth year following the effective date of the Amended 2007 Plan, no awards other than stock options or stock appreciation rights, or restricted stock that is not intended to be “performance based” compensation, shall be made following the date of such meeting to executive officers of the Company whose compensation is subject to the deduction limit of Section 162(m). Under currently applicable law or rules, to be duly constituted, a majority of the shares of capital stock outstanding and entitled to vote would have to be present in person or by proxy at the meeting at which stockholders vote to approve the continuation of the “performance based” compensation provisions of the Amended 2007 Plan.

     10% Exception for Vesting and Performance Periods
     The three-year vesting requirements for restricted stock and other stock unit awards, and the one-year minimum performance period for performance awards, shall not apply with respect to grants in the aggregate of up to 10% of the shares authorized under the Amended 2007 Plan, including shares which become authorized under the Amended 2007 Plan by virtue of cancellations, forfeitures and terminations of awards under the Prior Plans (i.e., approximately 365,000 shares plus 10% of the number of shares which have been since April 24, 2007, or hereafter are, transferred from the Prior Plans).
     Dividend Equivalents
     The Committee, in its sole discretion, may determine that a participant who receives an award will also be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to stock or other property dividends on shares (“dividend equivalents”) with respect to the number of shares covered by the award. The Committee may also provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested. Dividend equivalents credited in connection with an award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited. In the event of a recapitalization, reorganization, spin-off, reclassification, stock dividend, stock split, reverse stock split or similar transaction, the Committee may, in its discretion, make an appropriate adjustment to dividend equivalents.
     Option and Other Award Price
     The purchase price for shares covered by each option shall not be less than 100% of the fair market value of such shares on the date of grant, but if an ISO is granted to a more than 10% shareholder of the Company or its subsidiaries (measured by ownership of voting power), the purchase price of an ISO shall not be less than 110% of the fair market value of such shares on the date of grant. The base price for a stock appreciation right shall not be less than 100% of the fair market value of shares as of the date of grant. The Committee, in its discretion, may determine the purchase price, if any, for restricted stock, other stock unit awards, and performance awards.
     Exercisability of Options and Stock Appreciation Rights; Vesting of Restricted Stock and Other Awards
     The Committee shall determine when and under what conditions any option or stock appreciation right shall become exercisable and when restricted stock, other stock unit awards, and performance awards shall become vested. However, the aggregate fair market value of shares of common stock of the Company (determined at the date of grant) for which ISOs (whenever granted) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000; any options in excess of this limit shall be treated as NSOs. The purchase price of shares on the exercise of an option shall be paid in full at the time of exercise in cash or by check payable to the order of the Company, or, subject to the approval of the Committee and subject to applicable law, by the delivery of shares of common stock of the Company already owned by the participant, through a “broker’s” exercise involving the immediate sale or pledge of shares with a value sufficient to pay the exercise price, or by any other method permitted by applicable law. The Committee shall determine, in its discretion, the form of any payment for restricted stock, other stock unit awards, and performance shares.
     Duration of Options and Stock Appreciation Rights
     Each option or stock appreciation right shall expire on the date specified by the Committee, but all options and stock appreciation rights shall expire within 10 years of the date of grant. ISOs granted to more than 10% shareholders of the Company (measured by ownership of voting power) shall expire within five years from the date of grant.
     No Repricing
     The Committee has no authority to reprice any option, to reduce the base price of any stock appreciation right, or cancel any option and replace it with another award available under the Amended 2007 Plan, including cash, when the fair market value of the underlying shares is less than the option’s exercise price per share.
     Termination of Employment
     If a participant ceases to be employed by the Company or any of its subsidiaries for any reason (including death or permanent disability) other than termination for cause, the participant’s options that were vested and exercisable shall remain exercisable until the end of the original term or for the period determined by the Committee in the individual option agreement or otherwise, whichever expires earlier. After a participant’s death, options may be exercised by the person or persons to whom the participant’s rights pass by will or the laws of descent and distribution. Unless the Committee determines otherwise in its discretion, similar rules shall apply to stock appreciation rights. The treatment of each award of restricted stock, other stock unit award, or performance award on the termination of employment, death, or disability of the participant shall be determined by the Committee in its discretion. If a participant’s employment is terminated for cause, all of his awards may be immediately terminated and canceled, in the Committee’s discretion.
     Certain Corporate Transactions
     Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company or other change of control events specified in the Amended

2007 Plan, the Committee, may, in its sole discretion, do one or more of the following: (i) shorten the period during which options and stock appreciation rights are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the participants); (ii) accelerate in whole or in part any vesting schedule to which an option, stock appreciation right, restricted stock, other stock unit award or performance award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock, other stock unit awards, stock appreciation rights or options or grant replacement options or stock appreciation rights with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise; (iv) cancel options upon payment to the participants in cash of an amount that is the equivalent of the excess of the fair market value of the common stock of the Company (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the option to the extent the options are vested and exercisable, and cancel stock appreciation rights by paying the value thereof; or (v) make any other modification or adjustment that the Committee deems appropriate in its discretion. The Committee may also provide for one or more of the foregoing alternatives in any particular award agreement.
     Rights as a Stockholder
     The recipient of an option or stock appreciation right will have no rights as a stockholder with respect to shares of Company common stock covered by an option or stock appreciation right until the date such recipient becomes a holder of record of such shares, unless the Committee, in its discretion, elects to grant the participant dividend equivalent rights in connection with such option or stock appreciation right. The recipient of restricted stock or of an other stock unit award will generally have all the rights of a shareholder with respect to the shares of common stock of the Company issued pursuant to such award, including the right to vote such shares, but the Committee may determine that any dividends and distributions with respect to such shares will be subject to the same vesting restrictions, if any, as the underlying shares.
     Assignability of Options, Stock Appreciation Rights and Other Awards
     An ISO granted under the Amended 2007 Plan shall, by its terms, be non-transferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the participant’s lifetime only by him or her. Any award issued under the Amended 2007 Plan other than an ISO shall be nontransferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, or, with the consent of the Committee, during the participant’s lifetime by gift to one or more members of the participant’s immediate family or to a trust for their benefit.

     Duration, Termination and Amendment of the Amended 2007 Plan; Effectiveness of the Amendment
     The Amended 2007 Plan became effective upon its adoption by the Board on April 26, 2011, subject to the approval of the Amended 2007 Plan by our stockholders within 12 months thereafter, which approval occurred on June 14, 2011. The Amended 2007 Plan shall continue in effect for a period of 10 years following the adoption of the Amended 2007 Plan by the Board (i.e., through April 26, 2021). The Board of Directors, however, may suspend or terminate the Amended 2007 Plan at any time.
     However, unless affirmative votes representing a majority of the votes cast under applicable law or rules approve the continuation of the “performance based” compensation provisions of the Amended 2007 Plan at the first duly constituted meeting of the stockholders of the Company that occurs in the fifth year following the effective date of the Amended 2007 Plan, no awards other than options or stock appreciation rights, or restricted stock that is not intended to constitute “performance based” compensation, shall be made following the date of such meeting to executive officers of the Company whose compensation is subject to the deduction limit of Section 162(m). Under currently applicable rules, to be duly constituted, a majority of the shares of capital stock outstanding and entitled to vote would have to be present in person or by proxy at the meeting at which stockholders vote to approve the continuation of the “performance based” compensation provisions of the Amended 2007 Plan. The suspension or termination of the Amended 2007 Plan will generally not affect the validity of any option, stock appreciation right, restricted stock, other stock unit award, performance award or dividend equivalent outstanding on the date of termination.
     The Board of Directors may also amend the Amended 2007 Plan at any time, except that the Board will not amend the Amended 2007 Plan in a way which violates Rule 16b-3 of the Exchange Act. The Board will not amend the Amended 2007 Plan without obtaining stockholder approval to (a) increase the number of shares that may be the subject of awards under the Amended 2007 Plan, (b) expand the types of awards available under the Amended 2007 Plan, (c) materially expand the class of persons eligible to participate in the Amended 2007 Plan, (d) amend any provision prohibiting the Committee from repricing options or taking similar action, (e) increase the maximum permissible term of any option, (f) amend the limits on grants of awards to any participant during a 12-month period, or (g) make any modification that requires stockholder approval under applicable law. Furthermore, no amendment of the Amended 2007 Plan shall amend or impair any rights or obligations under any award theretofore granted under the Amended 2007 Plan without the written consent of the holder of the affected award.
     Federal Income Tax Matters
     The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Amended 2007 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT HIS TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO HIM OF THE AMENDED 2007 PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.
     The Amended 2007 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not qualified under Section 401(a) of the Internal Revenue Code.
     Non-Qualified Stock Options
     Under current federal income tax law, the grant of an NSO has no tax effect on the Company or the participant. If the shares of common stock of the Company received on the exercise of an NSO are not subject to restrictions on transfer or risk of forfeiture, the exercise of the NSO will result in ordinary income to the participant equal to the excess of the fair market value of the shares at the time of exercise over the option price. The participant’s tax basis in the shares will be equal to the option price plus the amount of ordinary income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any gain or loss recognized by the participant will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. At the time of recognition of ordinary income by the participant upon exercise, the Company will normally be allowed to take a deduction for federal income tax purposes in an amount equal to such recognized ordinary income.
     If the shares received on the exercise of an NSO are subject to restrictions on transfer or risk of forfeiture (e.g., a vesting condition), different rules will apply, and the tax consequences will depend on whether the participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days after exercise of the option. If the participant does not make a Section 83(b) election, the participant will recognize ordinary income when the shares vest in an amount equal to the excess of the fair market value on the date of vesting over the exercise price. In that case, the participant’s basis in the shares will be the fair market value of the shares on the date of vesting, and the participant’s holding period will begin on the date of vesting. Upon any later disposition of the shares, any gain or loss that the participant recognizes will be capital gain or loss, and will be long-term capital gain or loss if the participant holds the shares more than one year after vesting. The Company will be allowed a deduction for federal income tax purposes when the shares vest equal to the amount of ordinary income the participant recognizes.
     On the other hand, if the participant makes a Section 83(b) election, the participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value on the date of exercise over the exercise price. The Company will be allowed a deduction for federal income tax purposes on the date of exercise equal to the amount of ordinary income he or she recognizes. The participant’s basis in the shares will generally begin on the date of exercise, and the participant’s basis in the shares will generally be the option price increased by the amount of ordinary income the participant recognized at the time of exercise. Upon any later disposition of the shares, any gain or loss that the participant recognizes will be capital gain or loss, and will be long-term capital gain or loss if the participant holds the shares more than one year after exercise. However, if the participant later forfeits the shares, the participant will recognize a capital loss equal to excess (if any) of the option price over any amount the participant receives from the Company on the forfeiture. In other words, if a participant makes the Section 83(b) election and thereby recognizes ordinary income on the date of exercise, the participant will receive no corresponding deduction or loss if the participant later forfeits the shares for the amount of ordinary income the participant recognized.
     Incentive Stock Options
     The federal income tax consequences associated with ISOs are generally more favorable to the participant and less favorable to the Company than those associated with NSOs. Under current federal income tax law, the grant of an ISO does not result in income to the participant or in a deduction for the Company at the time of the grant. Generally, the exercise of an ISO will not result in income for the participant if the participant does not dispose of the shares within two years after the date of grant or within one year after the date of exercise. If these requirements are met, the basis of the shares of common stock of the Company upon a later disposition will be the option price, any gain on the later disposition will be taxed to the participant as long-term capital gain, and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an adjustment to regular taxable income in determining alternative minimum taxable income, which could cause the participant to be subject to the alternative minimum tax, thereby in effect depriving the participant of the tax benefits of ISO treatment. If the participant disposes of the shares before the expiration of either of the holding periods described above (a “Disqualifying Disposition”), the participant will have compensation taxable as ordinary income, and the Company will normally be entitled to a deduction, equal to the lesser of (a) the fair market value of the shares on the exercise date minus the option price, or (b) the amount realized on the disposition minus the option price. If the price realized in any such Disqualifying Disposition of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain, depending on the participant’s holding period for the shares.
     Stock Appreciation Rights
     A participant holding a stock appreciation right will recognize ordinary income on the exercise of the stock appreciation right equal to the amount of cash or the fair market value of the shares he receives on the exercise. The Company will receive a tax deduction in the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.
     Other Awards
     The taxation of an award other than an option or a stock appreciation right depends on whether or not it consists of restricted stock (i.e., stock subject to a vesting restriction based on continued employment or attainment of performance goals). If an other stock unit award or a performance award does not consist of restricted stock, and is not settled in restricted stock, the participant will recognize ordinary income on the receipt of cash or shares equal to the amount of cash, or the excess of the fair market value of the shares over the amount (if any) that the participant pays for the shares. The Company will receive a tax deduction in the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.
     In general, no taxable income will be recognized by a participant at the time restricted stock is granted. Generally, on the date the restricted stock becomes vested, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date the shares vest and the purchase price, and the Company will receive a tax deduction for the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of vesting as either short-term or long-term capital gain or loss, depending on how long the shares have been held.
     Alternatively, a participant may elect to make an election under Section 83(b) of the Internal Revenue Code with respect to unvested shares. If a participant makes a Section 83(b) election with the Internal Revenue Service within 30 days from the date of grant, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of grant and the purchase price, and the Company will receive a tax deduction for the same amount. If the participant makes a timely Section 83(b) election, the participant will not recognize ordinary income when the shares vest. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held. If the participant forfeits unvested shares, the participant will recognize a capital loss equal to the excess (if any) of the purchase price over any amount the participant receives from the Company on the forfeiture. Generally, if the participant makes a Section 83(b) election, and thereby recognizes ordinary income on the date of grant, the participant will receive no corresponding deduction or loss for the amount of ordinary income the participant recognized if the participant later forfeits any unvested shares.

     $1,000,000 Limit on Deductible Compensation
     Section 162(m) of the Internal Revenue Code provides that any publicly-traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, the deduction limit does not apply to “performance based” compensation, as defined in Section 162(m). Compensation is performance based compensation if (i) the compensation is payable on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the Board of Directors of directors consisting of “outside directors”; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by the stockholders in a separate vote; and (iv) the compensation committee certifies that the performance goals have been satisfied. The Company believes that, if the stockholders approve the Amended 2007 Plan, the stock options and stock appreciation rights granted thereunder will satisfy the requirements to be treated as performance based compensation, and accordingly will not be subject to the deduction limit of Section 162(m) of the Internal Revenue Code. As discussed above, the Committee may determine that restricted stock, other stock unit awards, and performance awards granted to executive officers whose compensation is subject to the deduction limit of Section 162(m) will also qualify as performance based compensation. Restricted stock whose vesting is based solely on the completion by the recipient of a stated period of service with the Company will not qualify as performance based compensation.
     Excess Parachute Payments
     Under Section 4999 of the Internal Revenue Code, certain officers, stockholders, or highly- compensated individuals (“Disqualified Individuals”) will be subject to an excise tax (in addition to federal income taxes) of 20% of the amount of certain “excess parachute payments” which they receive as a result of a change in control of the Company. Furthermore, Section 280G of the Internal Revenue Code prevents the Company from taking a deduction for any “excess parachute payments.” The cash out or acceleration of the vesting of stock options, stock appreciation rights, restricted stock, other stock unit awards or performance awards upon a change of control may cause the holders of such stock options, stock appreciation rights, restricted stock, other stock unit awards and performance awards who are Disqualified Individuals to recognize certain amounts as “excess parachute payments” on which they must pay the 20% excise tax, and for which the Company will be denied a tax deduction.
     Special Rules; Withholding of Taxes
     Special tax rules may apply to a participant who is subject to Section 16 of the Exchange Act. Other special tax rules will apply if a participant exercises a stock option by delivering shares of Company common stock which he or she already owns, or through a “broker’s exercise.”

     The Company may take whatever steps the Committee deems appropriate to comply with any applicable withholding tax obligation in connection with the exercise of an option or stock appreciation right or the grant or vesting of restricted stock, other stock unit awards, or performance awards, including requiring any participant to pay the amount of any applicable withholding tax to the Company in cash. The Committee may, in its discretion, authorize “cashless withholding.”
Restricted Stock Unit Agreement
     On June 14, 2011, restricted stock units were granted to certain directors in lieu of their annual grant of restricted stock. A form of Restricted Stock Unit Agreement and form of Restricted Stock Unit Grant Notice are attached as Exhibit 10.2 to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders
     On June 14, 2011, the Company held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below.
1. The Company’s stockholders approved a proposal to re-elect the following two Class C directors to the Company’s Board of Directors, each to hold office until the 2014 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Jennifer H. Dunbar	16,847,683	3,322,888	758,736
Steven G. Miller	16,208,205	3,962,366	758,736
The terms of office for the following directors continued after the meeting: G. Michael Brown (Class A director), David R. Jessick (Class A director), Sandra N. Bane (Class B director) and Michael D. Miller (Class B director).
There were no abstentions.
2. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers for fiscal year 2010, as described in the Company’s proxy statement, and cast their votes as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
15,568,214	4,173,382	428,975	758,736
3. The Company’s stockholders voted, on an advisory basis, to conduct future advisory votes regarding the compensation of the Company’s named executive officers every one year, and cast their votes as follows:

One Year	Two Years	Three Years	Votes Abstaining	Broker Non-Votes
17,951,414	53,507	1,737,298	428,352	758,736
4. The Company’s stockholders approved an amendment and restatement of the Company’s 2007 Equity and Performance Incentive Plan, as described in the Company’s proxy statement, and cast their votes as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
17,885,902	2,278,578	6,091	758,736

5. The Company’s stockholders approved a proposal to ratify the appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending January 1, 2012, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
20,866,119	44,405	18,783	0

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2007 Equity and Performance Incentive Plan.

10.2	Form of Restricted Stock Unit Agreement and Restricted Stock Unit Grant Notice approved for use with the Amended and Restated 2007 Equity and Performance Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: June 20, 2011

/s/ Steven G. Miller

Steven G. Miller
President and Chief Executive Officer